Exhibit 3.18

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012.

Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF BRIAR JOY DEVELOPMENT CORPORATION Under Section 805 of the Business Corporation Law	F950630000263

Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, being the President and Secretary of Briar Joy Development Corporation (the “Corporation”), do hereby certify and set forth:

FIRST: The name of the Corporation is Briar Joy Development Corporation.

SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State on June 5, 1991.

THIRD: (a) Paragraph 3 of the Certificate of Incorporation relating to the authorization of shares is hereby changed to read as follows:

The number of common shares which the Corporation shall have the authority to issue is 2,500,000 at par value of $.50 per share.

(b) There are presently 200 shares of no par value common stock authorized, of which 110 shares are issued and outstanding and 90 shares are unissued. The amendment to the Certificate of Incorporation is intended to: (1) change the 110 shares of authorized and issued stock at the rate of 1 to 1 to 110 shares of authorized and issued common stock at $.50 par value, and to change the 90 shares of authorized and unissued stock at the rate of 1 to 1 to 90 shares of common stock at $.50 par value; and (2) increase the authorized shares of common stock from 200 to 2,500,000 common stock. As a result of this change, there will be 110 shares of common stock issued and outstanding at $.50 par value, and 2,499,890 shares authorized and unissued, at $.50 par value per share.

FOURTH: Paragraph 5 of the Certificate of Incorporation relating to the service of process is hereby changed to read as follows:

The Secretary of State is designated as agent of the Corporation upon whom process against it may served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon it is as follows:

Briar Joy Development Corporation

108 East Washington Street

Syracuse, New York 13202

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FIFTH: The following paragraph shall be added to the Certificate of Incorporation as Paragraph 6, as follows:

The directors of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity occurring after the adoption of the provisions authorized in this Certificate of Incorporation, provided, however, that the provisions contained herein shall not eliminate or limit such directors’ liability if a judgment or other final adjudication adverse to the director establishes that the director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law, or that the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled, or that the director’s acts violated the provisions of Section 719 of the New York Business Corporation Law.

SIXTH: The following paragraph shall be added to the Certificate of Incorporation as Paragraph 7, as follows:

The Corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the Corporation.

SEVENTH: The foregoing amendment was authorized by unanimous vote of the Board of Directors of the Corporation, followed by a vote of the holders of a majority of all the outstanding shares entitled to vote at a meeting of the shareholders, which was held on May 3, 1995.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been subscribed this 27th day of June, 1995, by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

Frank S. Caruso, Jr., President

Frank S. Caruso, Sr., Secretary

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F950630000263

PLEASE TAKE NOTE THAT THE WITHIN IS A (CERTIFIED) TRUE COPY OF A ENTERED IN THE OFFICE OF THE COUNTY CLERK ON AT , NEW YORK.	I, THE UNDERSIGNED AN ATTORNEY ADMITTED TO PRACTICE IN THE COURTS OF NEW YORK STATE, HEREBY CERTIFY THAT THE ANNEXED HAS BEEN COMPARED BY ME WITH THE ORIGINAL AND IS A TRUE AND COMPLETE COPY THEREOF.

ATTORNEY	ATTORNEY

3

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012.

Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

F970820000296

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF BRIAR JOY DEVELOPMENT CORPORATION Under Section 805 of the Business Corporation Law

Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, being the President and Secretary of Briar Joy Development Corporation (the “Corporation”), do hereby certify and set forth:

FIRST: The name of the Corporation is Briar Joy Development Corporation.

SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State on June 5, 1991.

THIRD: Paragraph 3 of the Certificate of Incorporation, relating to the authorization of shares is hereby changed to read as follows:

The number of common shares which the Corporation shall have the authority to issue is 2,500,000 at $0.10 par value per share.

FOURTH: There are presently 2,500,000 shares of stock at $0.50 par value common stock authorized, of which 1,429,856 shares have been issued and outstanding and 1,070,144 shares remain unissued. The Amendment to the Certificate of Incorporation is intended to provide 1,429,856 shares issued and outstanding at $0.50 par value per share to be changed into 1,429,856 shares issued and outstanding at $0.10 par value per share at the rate of 1:1; and there will be 1,070,144 shares unissued at $0.50 par value per share that will be changed into 1,070,144 shares unissued at $0.10 par value per share at the rate of 1:1.

FIFTH: The above and foregoing amendment to the Certificate of Incorporation was authorized by unanimous vote of the Board of Directors of the Corporation, followed by a majority vote of the holders of a majority of all the outstanding shares entitled to vote therein at a meeting of the shareholders held on the 13th day of August, 1997.

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IN WITNESS WHEREOF, this Certificate of Change of the Certificate of Incorporation has been subscribed this 19 day of August, 1997, by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

Frank S. Caruso, Jr., President

Andrea Osborne, Secretary

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F970820000296

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

BRIAR JOY DEVELOPMENT CORPORATION

Filer:	Rifken Frankel & Greenman, P.C.
5789 Widewaters Parkway
DeWitt, New York 13214-2811
Telephone: (315) 449-0737

970820000302

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STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012.

Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

F971002000358 CERTIFICATE OF MERGER OF SSC TELECOMMUNICATIONS, INC. INTO BRIAR JOY DEVELOPMENT CORPORATION UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW	VANGUARD-52

The undersigned, being the President and the Secretary, respectively, of SCC Telecommunications, Inc., and being the President and the Secretary of Briar Joy Development Corporation, both corporations being domestic corporations organized and existing under and by virtue of the laws of the State of New York, and a plan of merger having been adopted by the Board of Directors of each constituent corporation, do hereby certify:

(1) The name of each constituent corporation is as follows:

SCC Telecommunications, Inc.

Briar Joy Development Corporation

(2) The surviving corporation is Briar Joy Development Corporation, which shall as of the effective date of the merger change its corporate name to “SCC Telecommunications, Inc.”

(3) The designation, number, and voting rights of the outstanding shares of each constituent corporation are as follows:

a)	SCC Telecommunications, Inc. has 1000 shares of capital stock outstanding all of which is common stock and fully entitled to vote.

b)	Briar Joy Development Corporation has 1,839,856 shares of capital stock outstanding all of which is common stock and fully entitled to vote.

(4) The date when the Certificate of Incorporation of SCC Telecommunications, Inc. was filed by the Department of State is the 26th day of August, 1977.

The date when the Certificate of Incorporation of Briar Joy Development Corporation was filed by the Department of State is the 5th day of June, 1991.

(5) The merger of SCC Telecommunications, Inc. and Briar Joy Development Corporation was authorized in respect to SCC Telecommunications, Inc., a constituent corporation, by the vote of the sole holder of its capital stock on September 18, 1997.

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The merger of SCC Telecommunications, Inc. and Briar Joy Development Corporation was authorized in respect to Briar Joy Development Corporation, a constituent corporation, by resolution of the Board of Directors of Briar Joy Development Corporation on September 18, 1997 and by a vote of holders of at least two-thirds of the outstanding shares of capital stock of Briar Joy Development Corporation present and voting at a special meeting of shareholders duly called, noticed, and held in accordance with §903 of the Business Corporation Law, on September 29, 1997, where the affirmative votes were cast with respect to shares which constituted not less than a quorum.

IN WITNESS WHEREOF, the undersigned have executed and signed this Certificate on this 30th day of September, 1997 and affirm that the statements made herein are true under the penalties of perjury.

BRIAR JOY DEVELOPMENT CORPORATION

By:
Frank S. Caruso, Jr., President

By:
Andrea Osborne, Secretary

SCC TELECOMMUNICATIONS, INC.

By:
Vern M. Kennedy, President

By:
Terrence J. Anderson, Secretary

2

F971002000358

CERTIFICATE OF MERGER OF SCC TELECOMMUNICATIONS, INC. INTO BRIAR JOY DEVELOPMENT CORPORATION UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW

Filer:	Rifken, Frankel & Greenman, P.C. 5789 Widewaters Parkway DeWitt, New York 13214-2811 Telephone: (315) 449-0737

971002000387

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STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the city of Albany, on August 16, 2012.

Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CSC 45

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

SCC TELECOMMUNICATIONS, INC.

Under Section 805 of the Business Corporation Law

The undersigned, Vern M. Kennedy, President, and Terrence J. Anderson, Secretary, of SCC Telecommunications, Inc., a corporation organized and existing under the laws of the State of New York (the “Corporation”), do hereby certify as follows:

FIRST: The name of the Corporation is SCC Telecommunications, Inc. The name under which the Corporation was formed is Briar Joy Development Corporation.

SECOND: The Certificate of Incorporation of the Corporation (the “Certificate”) was originally filed in the Office of the Secretary of State of the State of New York on June 5, 1991.

THIRD: The amendment of the Certificate affected by this certificate is as follows: to change the name of the Corporation.

FOURTH: To accomplish the foregoing amendment, Article FIRST of the Certificate relating to the name of the Corporation is hereby amended to read as follows:

“The name of the Corporation is Community Networks, Inc.”

FIFTH: This Certificate of Amendment was duly adopted in accordance with the provisions of Sections 615, 708 and 805 of the Business Corporation Law of the State of New York, to wit, by a unanimous written consent of the directors of the Corporation, followed by the written consent of the sole shareholder of the Corporation.

*        *        *

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IN WITNESS WHEREOF, the undersigned have hereunto signed their names and do verify and affirm, under penalty of perjury, that the statements contained herein are true and correct and that this Certificate of Amendment is the act and deed of the Corporation as of this 16th day of April, 1998.

By:
Vern M. Kennedy, President

By:
Terrence J. Anderson, Secretary

2

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF SCC TELECOMMUNICATIONS, INC. Under Section 805 of the Business Corporation Law

DUQUETTE & TIPTON LLP

405 Lexington Avenue

New York, NY 10174

3

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012.

Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CT-07	F091006000688

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

COMMUNITY NETWORKS, INC.

Under Section 805 of the New York Business Corporation Law

The undersigned, Vern M. Kennedy, President, and Terrence J. Anderson, Secretary, of COMMUNITY NETWORKS, INC., a New York corporation (the “Corporation”), hereby certify as follows:

1. The name of the Corporation is Community Networks, Inc. The name under which the Corporation was formed is Briar Joy Development Corporation.

2. The Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) was originally filed in the Office of the Secretary of State of the State of New York on June 5, 1991.

3. The Certificate of Incorporation is hereby amended to change the name of the Corporation to Broadview Networks, Inc. by deleting Article FIRST in its entirety and replacing it with the following:

FIRST: The name of the Corporation is Broadview Networks, Inc.

4. The foregoing amendment was duly authorized pursuant to Sections 615, 708 and 803(a) of the New York Business Corporation Law, to wit, by a unanimous written consent of the directors of the corporation, followed by the written consent of the sole shareholder of the Corporation.

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IN WITNESS WHEREOF, the undersigned have hereunto signed their names and do verify and affirm, under penalty of perjury, that the statements contained herein are true and correct and that this Certificate of Amendment is the act and deed of the Corporation as of this 5th day of October, 1999.

By:	/s/ Vern M. Kennedy
	Name:	Vern M. Kennedy
	Title:	President

By:	/s/ Terrence J. Anderson
	Name:	Terrence J. Anderson
	Title:	Secretary

2

CT-07	F991006000688

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

COMMUNITY NETWORKS, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

MAYER BROWN & PLATT

1675 BROADWAY

NEW YORK, NY 10019

991006000727

3

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012.

Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CT-07	F000503000246

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BROADVIEW NETWORKS, INC.

Under Section 805 of the Business Corporation Law

The undersigned, Vern M. Kennedy, President and Terrence J. Anderson, Secretary of BROADVIEW NETWORKS, INC., a New York corporation (the “Corporation”), hereby certify as follows:

FIRST: The name of the corporation (the “Corporation”) is BROADVIEW NETWORKS, INC. The name under which the Corporation was formed is Briar Joy Development Corporation.

SECOND: The Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) was originally filed in the Office of the Secretary of State of the State of New York on June 5, 1991.

THIRD: Paragraph 2 of the Certificate of Incorporation relating to purpose for which the Corporation is organized is changed to read as follows:

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the business corporation law of the State of New York. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

FOURTH: Paragraph 3 of the Certificate of Incorporation is hereby amended to decrease the current 2,500,000 shares of common stock at par value of $0.10 of which 1,839,856 shares are presently issued and outstanding and 660,144 shares are unissued to 1,000 shares of common stock at a par value of $0.01 of which 1,000 are issued. There will be no unissued shares of common stock.

The rate of change of the issued is 1:1,839,856.

[ILLEGIBLE] (a) The aggregate number of shares which the Corporation shall have authority to issue is one thousand (1,000), all of which are of a par value of $.01 each, and all of which are of the same class.

FIFTH: Paragraph 4 of the Certificate of Incorporation relating to the principal office of the corporation is hereby changed to read as follows:

The office of the Corporation is to be located in New York County, State of New York.

SIXTH: Paragraph 5 of the Certificate of Incorporation relating to designation of an agent for the service of process is hereby changed to read as follows:

The Secretary of State is designated as the agent of the Corporation upon whom process against it may be served. The post office address to which the secretary of state shall mail a copy of any process against it served upon him is Broadview Networks Holdings, Inc., 45-18 Court Square, Ste. 502, Long Island City, New York, 11101, Attn: President.

[ILLEGIBLE]

SEVENTH: Paragraph 6 of the Certificate of Incorporation relating to director liability is hereby changed to read as follows:

No director shall be personally liable to the Corporation or its shareholders in his capacity as a director to any person or entity (including the Corporation) for damages for any breach of any duty, except that this provision shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to such director establishes that (i) such director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled, or (iii) that such director’s act violated Section 719 of the BCL, or (iv) the acts or omissions complained of occurred prior to the date of filing of this Certificate of Incorporation. If the BCL is amended, changed or modified to authorize corporate action further eliminating or limiting the personal liability of directors to the Corporation, its shareholders or third parties, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the BCL, as so amended, changed or modified. Any repeal, amendment or modification of the provisions of this paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation relating to claims arising in connection with events with took place prior to the date of such repeal, amendment or modification.

EIGHT: Paragraph 7 relating to indemnification permitted by Article 7 of the BCL is hereby deleted and replaced with:

The Corporation is to have perpetual existence.

NINTH: The following amendments were authorized by a unanimous vote of the Board of Directors of the Corporation, followed by the vote of the sole holder of its capital stock.

IN WITNESS WHEREOF, the undersigned have hereunto signed their names and do verify and affirm, under penalty of perjury, that the statements contained herein are true and correct and that this Certificate of Amendment is the act and deed of the Corporation as of the 3rd day of May, 2000.

By:	/s/ Vern M. Kennedy
	Name:	Vern M. Kennedy
	Title:	President

By:	/s/ Terrence J. Anderson
	Name:	Terrence J. Anderson
	Title:	Secretary

CT-07	F000503000246
CERTIFICATE OF AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION OF BROADVIEW NETWORKS, INC. UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
Mayer Brown & Platt 1675 Broadway New York, NY 10019

ICC STATE OF NEW YORK DEPARTMENT OF STATE MAY 03 2000 FILED TAX $ NO TAX BY: MMR St. Lawrence NY

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 16, 2012.

Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CT-07	070910000073

CERTIFICATE OF CHANGE

OF

BROADVIEW NETWORKS, INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

1. The name of the corporation is BROADVIEW NETWORKS, INC. It was incorporated under the name Briar Joy Development Corporation.

2. The Certificate of Incorporation of said corporation was filed by the Department of State on the 6/5/1991.

3. The following was authorized by the Board of Directors:

To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him to: c/o C T Corporation System, 111 Eighth Avenue, New York, N.Y. 10011.

To designate C T CORPORATION SYSTEM, 111 Eighth Avenue, New York, N.Y. 10011 as its registered agent in New York upon whom all process against the corporation may be served.

/s/ Jennifer Shanders
Jennifer Shanders
Attorney In Fact for Charles C. Hunter
Authorized Person

NY008 – 05/03/2005 C T System Online

070910000073

070910000073

CT-07

Certificate of Change OF Broadview Networks, Inc. Under Section 805-A of the Business Corporation Law

Filed by:
Jennifer Shanders (Name) 208 S. LaSalle Suite 814 (Mailing address) Chicago, IL 60604 (City, State and ZIP code)

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